Exhibit 99.1

Consolidated Financial Statements and Report of Independent Certified Public Accountants

The Johnny Rockets Group, Inc. and Subsidiaries

As of and for the years ended December 29, 2019 and December 30, 2018

grant thornton llp	REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
90 State House Square, 10th Floor
Hartford, CT 06103-3702

D	+1 860 781 6700
F	+1 860 240 4360
S	linkd.in/grantthorntonus
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To the Board of Managers

The Johnny Rockets Group, Inc.

We have audited the accompanying consolidated financial statements of The Johnny Rockets Group, Inc. (a Delaware corporation) and subsidiaries, which comprise the consolidated balance sheets as of December 29, 2019 and December 30, 2018, and the related consolidated statements of operations, changes in shareholder’s equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

1

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Johnny Rockets Group, Inc. and subsidiaries as of December 29, 2019 and December 30, 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter

As discussed in Note 1 to the consolidated financial statements, the Company incurred a net loss of $10,741,000 during the year ended December 29, 2019 and as of that date, the Company’s current liabilities exceeded its current assets by $838,000 and its total liabilities exceeded its total assets by $59,894,000. The Company has a net working capital deficiency and has experienced a significant reduction in its revenue volume, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions are described in Note 1. Without additional funding, there is significant doubt about the Company’s ability to continue as a going concern for the next 12 months. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Grant Thornton LLP

Hartford, Connecticut

September 10, 2020

2

THE JOHNNY ROCKETS GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

Assets

	December 29, 2019	December 30, 2018
Current assets:
Cash	$401	$278
Receivables, net	1,860	1,998
Inventories	76	79
Prepaid expenses and other current assets	422	370
Total current assets	2,759	2,725

Property and equipment, net	1,914	2,745
Goodwill	7,393	7,393
Intangible assets, net	32,199	35,795
Other assets	14	124

Total assets	$44,279	$48,782

The accompanying notes are an integral part of these consolidated financial statements.

3

THE JOHNNY ROCKETS GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets - Continued

(Dollar amounts in thousands, except par value)

Liabilities and Shareholder’s Equity (Deficit)

	December 29, 2019	December 30, 2018
Current liabilities:
Accounts payable	$753	$1,784
Due to affiliates	362	32
Accrued salaries and benefits	594	808
Accrued expenses	1,816	2,349
Deferred franchise fees, current portion	57	223
Capital leases, current portion	15	14
Total current liabilities	3,597	5,210

Deferred franchise fees, net of current portion	233	416
Capital leases, net of current portion	27	43
Long-term debt related party	99,764	90,547
Other long-term liabilities	552	1,739
Total liabilities	104,173	97,955

Commitments and contingencies (Note 16)
Shareholder’s equity (deficit):
Common stock, $0.01 par value: 10,000 shares authorized, 1,000 shares issued and outstanding	-	-
Additional paid-in-capital	15,992	15,972
Accumulated deficit	(75,886)	(65,145)
Total shareholder’s equity (deficit)	(59,894)	(49,173)
Total liabilities and shareholder’s equity (deficit)	$44,279	$48,782

The accompanying notes are an integral part of these consolidated financial statements.

4

THE JOHNNY ROCKETS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Dollar amounts in thousands)

	For the Year Ended	For the Year Ended
	December 29, 2019	December 30, 2018
Revenues:
Restaurant sales	$17,655	$24,620
Franchise royalties	13,612	14,419
Initial country and franchise fees and rental income	1,250	1,243
Total revenues	32,517	40,282
Operating expenses:
Cost of sales	4,145	5,710
Labor costs	6,261	9,099
Operating expenses	7,392	11,503
General and administrative expenses	11,935	12,792
Depreciation and amortization	4,158	4,261
Provision for impairment of long-lived assets	743	485
Impairment of goodwill and other intangibles	-	15,125
Loss on disposal of assets, net	16	2,056
Store closure provisions	(1,138)	2,913
Other losses	7	-
Total operating expenses	33,519	63,944
Loss from operations	(1,002)	(23,662)
Other expense:
Interest expense, net	8,904	7,194
Loss before income taxes	(9,906)	(30,856)
Provision for income tax expense	835	387
Net Loss	$(10,741)	$(31,243)

The accompanying notes are an integral part of these consolidated financial statements.

5

THE JOHNNY ROCKETS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Shareholder’s Equity (Deficit)

(Dollar amounts in thousands, except share data)

For the years ended December 29, 2019 and December 30, 2018

	Number of	Common	Additional paid-in	Accumulated
	shares	stock	capital	deficit	Total
Balance at December 31, 2017	1,000	$-	$15,866	$(33,902)	$(18,036)
Net loss				(31,243)	(31,243)
Share-based compensation	-	-	106	-	106
Balance at December 30, 2018	1,000	$-	$15,972	$(65,145)	$(49,173)
Net Loss	-	-	-	(10,741)	(10,741)
Share-based compensation	-	-	20	-	20
Balance at December 29, 2019	1,000	$-	$15,992	$(75,886)	$(59,894)

The accompanying notes are an integral part of these consolidated financial statements.

6

THE JOHNNY ROCKETS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	For the Year Ended	For the Year Ended
	December 29, 2019	December 30, 2018
Operating activities:
Net Loss	$(10,741)	$(31,243)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	4,158	4,261
Interest expense on in-kind notes	8,792	7,178
Impairment of goodwill / intangible assets	-	15,125
Provision for bad debts	239	756
Share-based compensation	20	106
Impairment loss for long-lived assets	743	485
Loss on disposal of assets	29	2,056
Provision for store closures	(1,138)	1,560
Deferred taxes, net	-	(424)
Net change in operating assets and liabilities:
Receivables, net	(101)	536
Inventories	3	79
Other assets	58	659
Accounts payable	(1,031)	200
Due to affiliates	330	(341)
Accrued expenses and other long-term liabilities	(796)	(833)
Deferred franchise fees	(349)	86
Net cash provided by operating activities	216	246
Investing activities:
Purchases of property and equipment	(516)	(593)
Proceeds from sales of property and equipment	13	-
Net cash used in investing activities	(503)	(593)
Financing activities:
Repayment of related party debt	(2,076)	(13,210)
Proceeds from related party debt	2,501	13,868
Repayments of capital lease obligations	(15)	(12)
Repayments of debt	-	(73)
Net cash provided by financing activities	410	573
Net increase in cash	123	226
Cash, beginning of year	278	52
Cash, end of year	$401	$278
Supplemental disclosures of cash flow information:
Cash paid for interest	$11	$18
Cash paid for income taxes	$10	$22

The accompanying notes are an integral part of these consolidated financial statements.

7

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 1 - NATURE OF OPERATIONS

Business entity

The Johnny Rockets Group, Inc., a Delaware corporation, and its subsidiaries (collectively, the “Company” or “JRG”) develop, operate, and franchise restaurants under the name “Johnny Rockets, The Original Hamburger.” The restaurants are casual-themed, all-American style diners that primarily serve hamburgers, shakes, and American fries.

On June 6, 2013 (the “Acquisition Date”), Burger Acquisition Co. entered into a Membership Interest Purchase Agreement (the “Agreement”), whereby Burger Acquisition Co., a Delaware corporation and wholly owned subsidiary of Neapolitan Group, LLC (the “Parent”), agreed to purchase all of the outstanding membership interests of JR Group Holdings, LLC (“JRGHL”), a Delaware limited liability company, becoming the single member of JRGHL, the parent of Johnny Rockets Group, Inc. and its subsidiaries. Neapolitan Group, LLC is also a Delaware limited liability company and a wholly owned subsidiary of Sundae Group Holdings I, LLC, a Delaware limited liability company (the “Ultimate Parent”).

On June 20, 2016, the Parent of Johnny Rockets Holding Co. (“JRHC”) (f/k/a Burger Acquisition Co.) distributed 100% of JRHC shares to Sundae Group Holdings I, LLC.

Liquidity / Going Concern

For the years ended December 29, 2019 and December 30, 2018, JRG incurred losses of $10,741 and $31,243, respectively. In addition, the company had cash flows from operations of only $216 in 2019 and $246 in 2018.

As a result of the COVID 19 Pandemic and the related restrictions to “in restaurant dining”, the general impact it has had on the economy, and the ability and willingness of customers to eat out, the Company’s 2020 forecasted revenue and cash flows has been significantly impacted by this unique business disruption. The affect has been seen at all corporate and franchise locations across the world, it has required a significant number of restaurant locations to close temporarily or depend on only takeout and delivery sales after closing their in-house dining. This has resulted in significant reductions to revenue and cash flows and has required additional liquidity be added to the business. Since the start of the 2020 fiscal year through June 28, 2020 the Company borrowed $4 million in additional funding on its related party PIK Notes. Based on the Company’s latest forecasts, management expects that it will need to rely on its equity owners, or others, for additional debt or capital funding to support operations through the next twelve months. The equity owners have not committed to provide this funding, nor are there any assurances that such funding will be available.

Based on the latest 2020 forecast management estimates that the company will utilize cash of $5.9 million from operations and projects a net loss of $18.5 million. Management has projected that in addition to the funding already received in 2020, it will need an additional $2.5 million to $3 million through the end of 2020. Based on all the uncertainty with the pandemic, the projected 2021 cash shortfall cannot currently be determined. If sufficient funding is not received, the Company will need to curtail certain operations, close locations, or take other measures to limit its losses and use of cash.

8

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 1 - NATURE OF OPERATIONS – Continued

Liquidity / Going Concern - Continued

On August 12, 2020 JRG’s parent signed a stock purchase agreement in which it agreed to sell 100% of the issued and outstanding Equity Interests of Johnny Rockets Holding Co., the parent of JRG, for $24.6 million. The target closing date for the transaction is September 15, 2020. The purchase price will be paid in cash net of any adjustments to a targeted working capital amount, closing cash and transaction expenses. Prior to the closing all related party debt will be either cancelled or contributed to equity and the Stock Option Plan and all issued options will be terminated.

Currently the total impact of COVID 19 is uncertain and that creates significant risk to the latest forecast. Any resurgence in infection rates, additional impact on the economy, and how quick customers are willing and able to visit restaurants could have significant impact on the forecasted revenue and cash flows and either increase or decrease the need for additional funding.

As a result of the significant economic uncertainties since the declaration of the COVID 19 pandemic, management has concluded that there is significant doubt that the Company will be able continue to operate as a going concern for the next 12 months. No adjustments have been made to the consolidated financial statements related to these uncertainties.

Operations

At December 29, 2019, there were 11 Company-owned restaurants and 336 franchised restaurants. Company-owned restaurants are located in California, Maryland, Nevada, New Jersey, New York, Virginia, and Washington, D.C. Franchised restaurants are located in 29 states, Washington DC, and in Australia, Bahrain, Bangladesh, Bolivia, Brazil, Canada, Chile, Costa Rica, Cyprus, Ecuador, Honduras, Indonesia, Italy, Kuwait, Mexico, Nigeria, Norway, Oman, Panama, Paraguay, Peru, Poland, Qatar, Saudi Arabia, South Korea, Spain, Tunisia, and the United Arab Emirates.

The following is a summary of JRG’s Company-operated and franchised units:

	Domestic	International	Total
Company Units:
Beginning of the period	20	-	20
Openings	-	-	-
Acquired from (by) franchisees	-	-	-
Closings	(7)	-	(7)
End of year, December 30, 2018	13	-	13

Openings	-	-	-
Acquired from (by) franchisees	-	-	-
Closings	(2)	-	(2)
End of year, December 29, 2019	11	-	11

9

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 1 - NATURE OF OPERATIONS – Continued

Operations - Continued

	Domestic	International	Total
Franchised Units:
Beginning of the period	170	199	369
Openings	2	35	37
Acquired from (by) franchisees	-	-	-
Closings	(10)	(37)	(47)
End of year, December 30, 2018	162	197	359

Openings	7	21	28
Acquired from (by) franchisees	-	-	-
Closings	(27)	(25)	(52)
End of year, December 29, 2019	142	193	335

NOTE 2 - SUMMARY OF BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements are prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and include the accounts of JRG and two wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Fiscal Period

JRG’s fiscal year ends on the Sunday closest to December 31 in any given year.

Use of Estimates in the Preparation of Financial Statements

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. These estimates and the underlying assumptions affect the amount of assets and liabilities reported, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates used in preparing these consolidated financial statements include revenue recognition, accounting policies, reserves, recoverability of accounts receivable, valuation of goodwill, intangible and other long-lived assets, valuation of stock-based compensation, and assumptions used in the income tax valuation allowances and tax contingency reserves. Management believes that such estimates have been based on reasonable and supportable assumptions and the resulting estimates are reasonable. Actual amounts could differ from these estimates and they may be adjusted as more information becomes available.

10

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 2 -	SUMMARY OF BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

Revenue Recognition

The Company recognizes revenue from Company owned restaurants food and beverage sales as services are rendered and payment is received at the point of sale. Taxes collected from customers and remitted to government authorities are presented on a net basis and excluded from revenue.

Relating to its franchising activities, the Company receives country fees, franchise fees, area development fees, and continuing royalties. The Company recognizes country fees, franchise fees and area development fees revenue when it has completed performance of substantially all obligations specified in the related underlying agreements. For domestic franchisees, completion of substantially all obligations occurs upon the opening of each restaurant specified in the underlying agreement. Obligations include site selection, construction support, and marketing support. Payments received from franchisees prior to the completion of these obligations are reflected as current and noncurrent deferred franchise fees in the accompanying consolidated balance sheets. For international franchisees, the Company completes substantially all obligations prior to and upon entering into an area development agreement. However, each agreement is reviewed to ensure proper revenue recognition. Royalties are generally contractually earned at amounts equal to approximately 5% of franchised restaurant net sales and are recognized as such sales occur.

Gift Cards

The Company sells gift cards primarily at restaurant locations and are redeemable at the Company’s locations. The gift cards sold have no stated expiration dates and are subject to potential escheatment laws in the various jurisdictions in which the Company operates. Deferred gift card income is recorded in accrued expenses on the consolidated balance sheets. The Company recognizes revenue from gift cards when it is redeemed by the customer.

Preopening Costs

Preopening costs, which consist of payroll, supplies, and other direct expenses incurred in connection with opening new restaurants, are expensed as incurred

Cash

JRG maintains cash balances at financial institutions, and at times, balances may exceed federally insured limits. JRG has never experienced any losses related to these balances. Short-term liquid investments with original maturities of three months or less at the time of purchase are reported as cash equivalents and are carried at cost.

Fair Value of Financial Instruments

The carrying amounts of JRG’s cash, receivables, prepaid expenses, accounts payable and accrued expenses approximate fair value due to their short-term nature.

11

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 2 -	SUMMARY OF BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

Receivables and Allowance for Doubtful Accounts

Receivables include royalties, franchise fees, contractual marketing fees, credit cards, rents and other miscellaneous items. Receivables are stated at cost less an allowance for doubtful accounts. Management provides for probable uncollectible amounts through a charge to earnings based on a percentage of the outstanding balance and an assessment of the status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts. For the years ended December 29, 2019 and December 30, 2018 the Company wrote off $714 and $207 of receivables, respectively. There were allowances for doubtful accounts of $222 and $759 as of December 29, 2019 and December 30, 2018, respectively.

Receivables, net consisted of the following:

	December 29, 2019	December 30, 2018
Franchise receivable, net	$1,562	$1,539
Credit card receivable	211	305
Other receivables	87	154

Total	$1,860	$1,998

At December 29, 2019, one customer accounted for more than 10% of franchise receivable. At December 30, 2018 one customer accounted for more than 30% of franchise receivable. No individual customer accounted for more than 10% of consolidated revenue from continuing operations for the years ended December 29, 2019 and December 30, 2018.

Concentrations of Risk

JRG’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash in financial institutions. JRG places its cash with high credit quality institutions. At times, such deposits may be in excess of the FDIC insurance limit. JRG has not experienced any losses and does not believe it is exposed to any significant risk on cash. In addition, JRG is subject to credit risk through franchise receivables; however, JRG periodically evaluates the financial strength of its franchisees and believes its allowance for doubtful accounts and management of accounts are adequate to cover its credit risk exposure.

JRG currently relies on a single supplier to distribute food, packaging, and supplies to restaurants. Although they could use alternative distributors, a change in distributor could cause a delay in receipt of food, packaging, or supplies and possibly result in lost sales, which could adversely impact the results of operations.

12

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 2 -	SUMMARY OF BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

Inventories

Inventories, consisting principally of food and beverages, are stated at the lower of cost (first in, first out method) or net realizable value. Inventories are reviewed for spoilage and excess or obsolete products and reserved accordingly.

Long-lived Assets

Long-lived assets, such as property and equipment, and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances that require a long-lived asset or asset group to be tested for possible impairment, JRG first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Whenever events or changes in circumstances indicate that the carrying amount of a restaurant may not be recoverable, JRG will test the restaurant for impairment. JRG evaluates restaurants by reviewing historical cash flows and reviews estimates of future cash flows, assumptions of future same-store sales and projected operating expenses. Based on the best information available, it writes down the assets of an impaired restaurant to its estimated fair market value, which becomes the new cost basis. Estimated fair market value is based on its experience selling similar properties and local market conditions, less cost to sell, for properties to be disposed of. In addition, restaurants scheduled for closing are reviewed for impairment and depreciable lives are adjusted. The impairment evaluation is based on the estimated cash flows from continuing use through the expected disposal date, and the expected terminal value.

The Company recorded impairment expense of $743 and $485 for the years ended December 29, 2019 and December 30, 2018, respectively.

Provision for Store Closures

Store closure costs include costs of disposing of the assets as well as other facility-related expenses and are expensed as incurred. Additionally, at the date of the closure, JRG records a liability for any remaining operating lease obligations after the expected closure date, net of estimated sublease income, if any.

Considerable management judgment is necessary to estimate future cash flows, including cash flows from continuing use, terminal value, closure costs and sublease income. Accordingly, actual results could vary significantly from estimates.

13

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 2 -	SUMMARY OF BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

Property and Equipment

Property and equipment are stated at cost and is depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining lease terms. For leases with renewal periods at JRG’s option, JRG generally uses the original lease term, excluding the option periods, to determine estimated useful lives. If failure to exercise a renewal option imposes an economic penalty on JRG, such that management determines at the inception of the lease that renewal is reasonably assured, JRG includes the renewal option period in the determination of appropriate estimated useful lives.

The estimated useful service lives are as follows:

Leasehold improvements	lesser of lease term or 10 to 20 years
Equipment, furniture, and fixtures	lesser of lease term or 1 to 10 years
Computer	1 to 5 years

Smallwares, including plates, glassware, and silverware, are capitalized and included in property and equipment when a restaurant is initially opened. Smallwares are not depreciated and subsequent replacements of smallwares are expensed when purchased. Periodically, JRG evaluates the reasonableness of the smallwares balances to determine that their carrying value approximates replacement cost. For the year ended December 30, 2018 JRG wrote off the remaining $108 in smallwares.

Goodwill and Intangible Assets

Goodwill and intangible assets deemed to have indefinite lives are not amortized, they are subject to annual impairment testing. JRG has goodwill with an indefinite life, which is all attributable to the franchise reporting unit. Trade names, of which the majority is allocated to the franchise reporting unit and a small portion is allocated to the corporate restaurant reporting unit, and international franchise agreements are finite-lived intangible assets that are being amortized over estimated lives of 14.5 and 13.5 years, respectively. The Company performs its annual impairment testing on the anniversary date of the acquisition and annually thereafter, or more frequently if events and circumstances indicate that the asset might be impaired. The goodwill impairment test employed by the Company includes quantitative and qualitative assessments. The quantitative goodwill impairment test consists of comparing the fair value of a reporting unit to the carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Fair value is determined using a discounted cash flow analysis and a market multiple approach.

For the years ended December 29, 2019 and December 30, 2018 JRG performed the impairment analysis by using the quantitative assessment for Goodwill. For the year ended December 29, 2019 there was no impairment. For the year ended December 30, 2018 this resulted in the carrying value exceeding the fair market value of the unit and an impairment of $7,476 being recorded.

14

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 2 -	SUMMARY OF BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

Goodwill and Intangible Assets - Continued

Amortizable intangibles are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require an amortizable intangible to be tested for possible impairment, JRG compares undiscounted cash flows expected to be generated by that business unit or the specific assets related to the intangible to its carrying value. If the carrying value of the intangible is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds the fair value. Fair value is determined using the royalty relief method for the trade name intangible and excess earnings income approach for the domestic and international franchise agreements.

JRG determined that there were no events or circumstances for the year ended December 29, 2019 and there were events and circumstances for the year ending December 30, 2018 that indicated the amortizing intangibles may be impaired. As result of the testing JRG recorded impairment expense related to the franchise reporting unit of $1.7 million for domestic franchise agreements and $5.1 million for trade names. For the corporate restaurant reporting unit $842 of impairment expense was recorded for trade names. JRG has also reviewed the useful lives of these intangible assets and reduced the remaining lives to 9 and 10 years for international franchise agreements and trade names, respectively.

Subsequent to year end the COVID-19 Pandemic has had a significant impact on intangibles (See note 17).

Accrued Disposition Reserves

JRG records a liability, net of estimated sublease income, for the remaining minimum lease payments associated with closed stores on the cease-use date. The liabilities are included in accrued expenses and other long-term liabilities.

The following is a summary of activity of accrued disposition reserves:

	December 29, 2019	December 30, 2018
Beginning of the year	$(1,560)	$-
Provisions for closings, net	964	(1,560)
Payments	596	-

Total	$-	$(1,560)

For the year ended December 29, 2019 there are no amounts outstanding because the leases for the closed locations were terminated during 2019. The amounts outstanding as of December 30, 2018 are $313 current and $1,247 long term.

15

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 2 -	SUMMARY OF BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes

JRG accounts for income taxes using the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

JRG records deferred tax assets to the extent it believes there will be sufficient future taxable income to utilize those assets prior to their expiration. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will not be realized. To the extent deferred tax assets may be unable to be utilized, JRG records a valuation allowance against the potentially unrealizable amount and records a charge against earnings. The calculation of JRG tax liabilities involves dealing with uncertainties in the application of complex tax regulations in several different tax jurisdictions. JRG is periodically reviewed by tax authorities regarding the amount of taxes due. These reviews include questions regarding the timing and amount of deductions. In evaluating the exposure associated with various filing positions, JRG records estimated reserves for probable exposures.

Due to ever-changing tax laws and income tax rates, significant judgment is required to estimate the effective tax rate that will apply to tax differences that are expected to reverse in the future. JRG must also make estimates about the sufficiency of taxable income in future periods to offset any deductions related to deferred tax assets currently recorded. These estimates could have a significant impact on the consolidated financial statements.

Advertising

JRG has its Company-operated and franchised restaurants share in the cost of various advertising and marketing programs. Advertising and marketing contributions are generally determined based on a percentage of revenues and to the extent contributions exceed advertising and promotional expenditures, the unspent contributions are recorded as a liability and included in other accrued liabilities in the accompanying consolidated balance sheets. The cost for local advertising for Company-operated restaurants is expensed as incurred. Advertising costs of $699 and $911 are included in the consolidated statements of operations for the years ended December 29, 2019 and December 30, 2018, respectively.

Leases and Deferred Straight-line Rent Payable

JRG leases all its restaurant properties. Leases are evaluated and classified as operating or capital leases for financial reporting purposes. The lease term used for lease evaluation includes option periods only in instances in which the exercise of the option period can be reasonably assured and failure to exercise such options would result in an economic penalty. Leasehold improvements that are acquired subsequent to the inception of a lease are amortized over the lesser of the useful life of the asset or a term that includes option periods that are reasonably assured at the date of the purchase.

16

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 2 -	SUMMARY OF BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

Leases and Deferred Straight-line Rent Payable - Continued

For leases that contain rent escalations, JRG records the total rent payable during the lease term on a straight-line basis over the term of the lease and records the difference between the rents paid and the straight-line rent as deferred rent payable.

Certain leases contain provisions that require additional rental payments based upon restaurant sales volume (“Contingent Rent”). Contingent Rent is accrued each period as the liabilities are incurred utilizing prorated periodic sales targets.

Commitments and Contingencies

Liabilities for loss contingencies which arise from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can reasonably be estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

New Accounting Pronouncement

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification. In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer (for example, assets within the scope of Topic 360, Property, Plant, and Equipment, and intangible assets within the scope of Topic 350, Intangibles—Goodwill and Other) are amended to be consistent with the guidance on recognition and measurement (including the constraint on revenue) in this Update. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606), Deferral of the Effective Date, in response to stakeholders’ requests to defer the effective date of the guidance in Update 2014-09. The amendments in this Update defer the effective date of Update 2014-09 for all entities by one year. The amendments in this Update are effective for the Company’s annual reporting periods beginning after December 15, 2018. Early application is not permitted, although a nonpublic entity may elect to apply this guidance earlier, based on certain criteria. In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers, Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which does not change the core principle of the Topic 606, but instead clarifies the implementation guidance on principal versus agent considerations. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842), in response to stakeholders requests to defer the effective date of the guidance for one year due to the impacts of the Coronavirus Disease 2019 pandemic. The amendments in this Update defer, for one year the required effective date of Revenue for certain entities that have not yet issued their financial statements (or made financial statements available for issuance) reflecting the adoption of Revenue. Those entities may elect to adopt the guidance for annual reporting periods beginning after December 15, 2019, and for interim reporting periods within annual reporting periods beginning after December 15, 2020. JRG will defer implementation as allowed until the annual 2020 reporting period and is still determining the impact on the consolidated financial statements.

17

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 2 -	SUMMARY OF BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

New Accounting Pronouncement - Continued

In February 2016, the FASB released ASU 2016-02, Leases, completing its project to overhaul lease accounting. The ASU codifies ASC 842, Leases, which will replace the guidance in ASC 840. Early adoption is permitted for all entities. Under the revised guidance, lessees will be required to recognize most leases “on balance sheet.” The new guidance retains a dual lease accounting model for purposes of income statement recognition, continuing the distinction between what are currently known as “capital” and “operating” leases for lessees. Lessors will focus on whether control of the underlying asset has transferred to the lessee to assess lease classification. A new definition of a “lease” could cause some contracts formerly accounted for under ASC 840 to fall outside the scope of ASC 842, and vice versa. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842), in response to stakeholders requests to defer the effective date of the guidance for one year due to the impacts of the Coronavirus Disease 2019 pandemic. The amendments in this Update defer the effective date for one year for entities in the “all other” category and public NFP entities that have not yet issued their financial statements (or made financial statements available for issuance) reflecting the adoption of Leases. Therefore, under the amendments, Leases is effective for entities within the “all other” category for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Additionally, Leases is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, for public NFP entities that have not yet issued financial statements (or made available for issuance) reflecting the adoption of Leases. Early application continues to be permitted, which means that an entity may choose to implement Leases before those deferred effective dates. JRG is still reviewing the guidance to determine the impact on the consolidated financial statements.

NOTE 3 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid and other current assets consisted of the following:

	December 29, 2019	December 30, 2018
Prepaid rent	$12	$7
Prepaid insurance	188	139
Other prepaid expenses	222	224

Total	$422	$370

18

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 29, 2019	December 30, 2018

Leasehold improvements	$1,786	$2,686
Restaurant equipment	1,883	1,974
Assets under capital leases	77	77
Office equipment & furniture	140	139
Computers & software	160	44
Construction-in-process	134	110
	4,180	5,030
Less: Accumulated depreciation	(2,266)	(2,285)

Total	$1,914	$2,745

Major renewals and improvements that extend the useful life of an asset are capitalized. Replacements and maintenance and repairs which do not extend the lives of the assets are expensed as incurred. Depreciation expense was $562 and $1,182 for the years ended December 29, 2019 and December 30, 2018, respectively.

NOTE 5 – OTHER ASSETS

Other assets consisted of the following:

	December 29, 2019	December 30, 2018
Long-term franchise receivable	$-	$24
Certificate of deposit - restricted	-	72
Security deposits and other	14	20
Other assets	-	8

Total	$14	$124

19

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 6 - INTANGIBLE ASSETS, NET

Intangible assets, net and their respective amortization years as of December 29, 2019 were:

		Accumulated
	Gross	Amortization	Net
Amortizable intangible assets:
International franchise agreements (13.5 years)	$2,070	$(741)	$1,329
Trade names and trademarks (14.5 years)	49,787	(18,917)	30,870

	$51,857	$(19,658)	$32,199

Unamortizable intangible assets:
Goodwill	$7,393

Intangible assets and their respective amortization years as of December 30, 2018 were:

		Accumulated
	Gross	Amortization	Net
Amortizable intangible assets:
International franchise agreements (20 years)	$2,070	$(575)	$1,495
Trade names and trademarks (20 years)	49,787	(15,487)	34,300

	$51,857	$(16,062)	$35,795

Unamortizable intangible assets:
Goodwill	$7,393

JRG amortization expense included in depreciation and amortization on the consolidated statements of operations was $3,596 and $3,079, for the years ended December 29, 2019 and December 30, 2018, respectively, net of $2 of amortization of unfavorable lease liability for the year ended December 30, 2018. For the year ending December 30, 2018 JRG had goodwill impairment expense of $7,476, trade names and trademarks impairment expense of $5,943, and domestic franchise agreements impairment expense of $1,706, which was the complete net book value at December 30, 2018. The December 30, 2018 gross amounts were reduced by the impairment expense.

20

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 6 - INTANGIBLE ASSETS, NET – Continued

Future amortization expense related to these intangible assets as of December 29, 2019 is:

Intangible
Assets
Fiscal years ending:
2020	$3,596
2021	3,596
2022	3,596
2023	3,596
2024	3,596
Thereafter	14,219

$32,199

Subsequent to year end the COVID-19 Pandemic has had a significant impact on intangibles (See note 17).

NOTE 7 – ACCRUED EXPENSES

Accrued expenses consisted of the following:

	December 29, 2019	December 30, 2018
Gift cards outstanding	$484	$487
Accrued taxes	122	186
Accrued disposition reserves	-	314
Lease termination payable	-	391
Accrued audit expense	226	173
Other	984	798

Total	$1,816	$2,349

NOTE 8 – OTHER LONG-TERM LIABILITIES

Other long-term liabilities consisted of the following:

	December 29, 2019	December 30, 2018
Accrued rent	$515	$492
Accrued disposition reserves	-	1,247
Other	37	-

Total	$552	$1,739

21

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 9 - DEBT

As of December 29, 2019, the Company has three related-party, payment in kind (“PIK”) secured promissory note agreements, one with Sun Ice Cream Finance, LP., a second note with Sundae Group Holdings I, LLC was issued on June 20, 2016 in conjunction with the settlement of the term debt with Cerberus Business Finance (“Senior Debt”), and a third with Sun Ice Cream Finance III, LP was issued on December 28, 2017 in conjunction with a payment of the due to affiliates balance.

The first PIK note with Sun Ice Cream Finance, LP has a principal balance of $12,600 and was issued on June 6, 2013, with a maturity date of April 24, 2018, as part of the Acquisition. Interest on the note is payment in kind. Payment of the note and the associated accrued interest are due upon maturity of the note. Prepayments can be made at any time. Interest will accrue on the unpaid principal amount at a rate equal to LIBOR plus 4.75% per annum and compound quarterly. On the last business day of each quarter, the accrued interest is added to the principal amount of the PIK note. On February 28, 2018 the maturity date of the note was extended to June 6, 2019. On March 7, 2019 the maturity date of the note was extended to June 6, 2021 and the interest rate was changed to LIBOR plus 5.00% per annum. Accrued PIK interest of $342 and $329 and principal amounts of $19,055 and $17,680 are included on the consolidated balance sheets as of December 29, 2019 and December 30, 2018, respectively. On July 31, 2020 the maturity date was extended to June 6, 2024.

On June 20, 2016 Neapolitan Group Holdings, LLC issued a new PIK note to Johnny Rockets Holding Co., JR Group Holdings, LLC and JRG as obligor with a maturity date of June 20, 2021. The note with a principal balance of $41,045 was issued in exchange for the complete $40,255 principal and interest due on the Cerberus Credit Facility and $790 in accrued Consulting fees due to Sun Capital Partners Management V, LLC. The Cerberus debt was paid in full by Neapolitan from the proceeds collected from the sale of other affiliated subsidiaries. Following the issuance of the note Neapolitan assigned the note to Sundae Group Holdings I, LLC, the new parent of Johnny Rockets Holding Co. Interest will accrue on the unpaid principal amount at a rate equal to 9.75% per annum and compound quarterly. On the last business day of each quarter, the accrued interest is added to the principal amount of the PIK note. Accrued PIK interest of $1,368 and $1,283 and principal amounts of $56,293 and $51,097 are included on the consolidated balance sheets as of December 29, 2019 and December 30, 2018, respectively. On July 31, 2020 the maturity date was extended to June 20, 2024.

On December 18, 2017 Sun Ice Cream Finance III, LP. issued a new PIK note to Johnny Rockets Holding Co., JR Group Holdings, LLC and JRG as obligor with a maturity date of December 18, 2022. The note with a principal balance of $3,174 was issued to fund the payment of the due to affiliates balance. Interest will accrue on the unpaid principal amount at a rate equal to 10% per annum and compound quarterly on the last business day of each quarter, the accrued interest is added to the principal amount of the PIK note. On January 16, 2018 the agreement was amended to allow for additional term loans up to $19,000 at the discretion of the lender. In 2018 there was additional borrowings of $13,868. The funds were used to pay down the FIC Holdings, LLC note and fund the buyout of non-performing restaurant leases. On January 28, 2019 the agreement was amended to allow for additional term loans up to $19,543 at the discretion of the lender. In 2019 there was additional borrowings of $2,501. The funds were used to pay off the FIC Holdings, LLC note. Accrued PIK interest of $553 and $405 and principal amounts of $22,153 and $17,678 are included on the consolidated balance sheets as of December 29, 2019 and December 30, 2018, respectively. On March 25, 2020 in response to the COVID-19 pandemic the agreement was amended to allow for additional term loans up to $29,543 at the discretion of the lender.

22

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 9 – DEBT - Continued

There was a fourth PIK note with Friendly’s Ice Cream, LLC that was assumed by FIC Holdings, LLC on June 20, 2016 when Friendly’s Ice Cream, LLC merged with FIC Holdings, LLC. The note was issued on June 6, 2013, with a principal balance of $14,000 and a maturity date of June 6, 2018, as part of the Acquisition. Interest on the note is payment in kind and interest compounds annually by adding the accrued and unpaid interest to the principal amount of the note and accruing interest on the increased principal amount thereafter. Payment of the note and the associated accrued interest are due upon maturity of the note. Prepayments can be made at any time. Interest accrued on the principal amount of the note at a rate equal to 1.73% per annum. On January 16, 2018 the maturity date of the note was extended to June 6, 2019. During 2018 the outstanding balance was paid down using additional borrowings of $13,210 from the Sun Ice Cream Finance III, LP note. Accrued PIK interest of $2 and principal amount of $2,073 are included on the consolidated balance sheets as of December 30, 2018. The remaining balance and accrued interest were paid off in January 2019 with additional funds borrowed against the Sun Ice Cream Finance III LP note.

JRG had a note payable with the landlord of its new corporate office space for $87. The funds were used to pay the costs associated with moving to the new office location. The note had an 8% interest rate and was payable in 96 equal monthly payments with the final payment due April 1, 2024. In 2018 this note was paid off in conjunction with the early termination of the lease.

JRG issued a letter of credit for $72 to the landlord of one of the corporate restaurants. In conjunction with the letter of credit the bank required JRG to deposit $72 in a certificate of deposit as collateral. The certificate is included in other assets for the year ended December 30, 2018. The letter of credit and certificate of deposit were canceled in 2019 after termination of the lease.

Debt consisted of the following:

	December 29, 2019	December 30, 2018

Payment in kind note (related party)	$97,501	$88,528
Accrued interest on payment in kind note	2,263	2,019

Total related party debt	99,764	90,547

Less: current portion	-	-

Long-term debt	$99,764	$90,547

23

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 9 – DEBT - Continued

Annual maturities of total debt as of December 29, 2019 are as follows:

Year	Amount
2020	$-
2021	-
2022	22,706
2023	-
2024	77,058
Thereafter	-

$99,764

Prior to the closing of the equity sale (See note 17) all related party debt will either be cancelled or contributed to equity

NOTE 10 - LEASES

JRG leases its restaurant facilities and certain equipment under non-cancelable operating leases expiring at various dates through 2029. Certain leases provide for monthly rent expense equal to a fixed payment plus a variable amount calculated using net sales over a breaking point. Certain leases are subject to annual adjustments for inflation and contain renewal options. Rent expense is recorded on a straight-line basis over the term of the lease. JRG’s rent expense for the years ended December 29, 2019 and December 30, 2018 was approximately $3,051 and $4,933, respectively, (including contingent rental amounts of approximately $213 and $222 for the years ended December 29, 2019 and December 30, 2018, respectively and sublease rental expense of approximately $266 and $721 for the years ended December 29, 2019 and December 30, 2018, respectively).

JRG subleases certain facilities in connection with franchising. Sublease rental income is recorded on a straight-line basis over the term of the sublease. JRG’s sublease rent income for the year ended December 29, 2019 and December 30, 2018 was approximately $298 and $718, respectively, and is recorded in initial franchise fees and rental income in the consolidated statements of operations.

24

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 10 – LEASES – Continued

Future minimum lease payments under non-cancelable leases related to continuing operations with an original term in excess of one year as of December 29, 2019 are:

	Operating	Capital
Year	Leases	Leases

2020	$2,026	19
2021	1,829	19
2022	1,791	10
2023	1,645	-
2024	1,470	-
Thereafter	3,348	-

	$12,109	48

Less amounts representing interest		(6)

Present value of minimum lease payments		42

Less current maturities of capital leases		(15)

Long-term maturities of capital leases		$27

JRG capital leases reflected in the accompanying consolidated balance sheet have effective interest rates ranging from 10.00% to 17.00% and are payable in monthly installments through 2022. Maturities of such obligations as of December 29, 2019 were:

Year

2020	15
2021	17
2022	10
2023	-
2024	-
Thereafter	-

Total	$42

25

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 11 - INCOME TAXES

Significant components of the provision for income taxes for the years ended December 29, 2019 and December 30, 2018 are as follows:

	December 29, 2019	December 29, 2018

Current provision:
Federal	$-	$(15)
State	6	10
Foreign	829	816
Total current	835	811

Deferred benefit:
Federal	-	15
State	-	(439)
Total deferred	-	(424)

Income tax expense	$835	$387

The effective tax rate differs from the statutory rate due principally to nondeductible items, Federal Insurance Contributions Act tax credit, valuation allowance, foreign tax withholding and state income taxes.

26

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 11 - INCOME TAXES - Continued

Deferred tax assets and liabilities are determined as the difference between the consolidated financial statement and tax basis of the assets and liabilities multiplied by the enacted tax rates in effect for the year in which the differences are expected to reverse. Significant deferred tax assets (liabilities) at December 29, 2019 and December 30, 2018 were:

	December 29, 2019	December 30, 2018
Deferred tax assets:
Operating loss carryforwards	$5,962	$5,841
Tax credit carryforwards	9,797	9,136
Property and equipment	871	714
Accrued expenses	457	598
Interest expense	5,493	3,146
Other	312	763
Total deferred tax assets	22,892	20,198

Deferred tax liabilities:
Intangible assets	(8,931)	(9,675)
Other	-	(5)
Total deferred tax liabilities	(8,931)	(9,680)

Net deferred tax assets (liabilities)	13,961	10,518
Valuation allowance	(13,961)	(10,518)

Net deferred tax liability	$-	$-

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. The CARES Act contains numerous income tax provisions, such as relaxing limitations on the deductibility of interest and the use of net operating losses arising in taxable years beginning after December 31, 2017. The CARES Act allows NOLs incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. The Company is currently evaluating the impact of the CARES Act, but at present does not expect that the NOL carryback provision of the CARES Act would result in a cash benefit due to the existence of previously incurred losses.

At December 29, 2019, the Company had cumulative federal and state net operating loss carryforwards totaling $18,498 and $28,144, respectively, which have various expiration dates some of which do not expire. In addition, the Company had alternative minimum tax (AMT) credit, foreign tax credit and general business tax credit carryforwards of approximately $9,797. The Company’s AMT credits became refundable over a four-year period starting in 2018 due to the Tax Cuts and Jobs Act, and then subsequently became entirely refundable in 2019 due to the CARES Act. The Company’s foreign tax and general business tax credits expire at various dates through 2039.

27

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 11 - INCOME TAXES - Continued

Due to the “change of ownership” provisions of the Tax Reform Act of 1986, utilization of the Company’s net operating loss carryforwards is subject to an annual limitation against taxable income in future periods. As a result of the annual limitation, a portion of these carryforwards may expire before ultimately becoming available to reduce future income tax liabilities. The Company has not performed a detailed analysis to determine the amount of any limitation.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future income during the periods in which the related temporary differences become deductible and the NOL and tax credit carryforwards are utilizable. Based on the earnings history during the current and prior two years, management has determined that it is not more likely than not that the Company will realize the benefits of its net deferred tax assets. The Company recorded a valuation allowance of $13,961 and $10,518 as of December 29, 2019 and December 30, 2018, respectively.

JRG accounts for uncertainty in income taxes in accordance with ASC 740, Income Taxes. This standard clarifies the accounting for uncertainty in income taxes recognized in financial statements by prescribing a recognition threshold and measurement attribute for financial statement recognition and measurement based upon the technical merits of the position.

JRG is subject to U.S. federal income tax as well as income tax in multiple state tax jurisdictions. JRG is currently open to audit by the Internal Revenue Service for the years ended January 1, 2017 and later. JRG and its subsidiaries’ state income tax returns are open to audit for the years ended January 3, 2016 and later.

NOTE 12 - RETIREMENT BENEFIT PLAN

JRG’s 401(k) plan allows eligible employees to receive matching contributions of up to one thousand five hundred dollars per calendar year. To be eligible to participate in the 401(k) plan, employees must have completed 6 months of service with the Company. The Company recorded $60 and $25 in expense associated with the matching contributions under the plan for the years ended December 29, 2019 and December 30, 2018, respectively.

NOTE 13 - SHAREHOLDER’S EQUITY

All of the outstanding stock of JRG is owned by a sole shareholder. As of December 29, 2019, ten thousand shares were authorized, with one thousand shares outstanding.

NOTE 14 – STOCK-BASED COMPENSATION

JRG adopted the Stock Option Plan (the “Plan”) in 2014, which is shareholder-approved, that permits the grant of stock options to its key employees up to 90 thousand shares. JRG believes that such awards better align the interests of its employees with those of its shareholder. Option awards are granted with an exercise price determined by the Board Committee at the date of grant; those option awards generally vest based on five years of continuous service and have 10-year contractual terms. Certain option and share awards provide for accelerated vesting if there is a change in control, as defined in the Plan.

28

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 14 – STOCK-BASED COMPENSATION - Continued

The fair value of each option award is estimated on the date of grant using the Black-Scholes model that uses the assumptions noted in the table below. Expected volatilities are based on the historical equity volatilities of JRG’s guideline public companies. JRG used the simplified method to determine the expected term given the absence of historical exercise behavior. The risk-free rate for the options is calculated based on an extrapolated yield of the five year and seven-year U.S. Treasury Bonds. Due to JRG being privately held, it estimated a Discount for Lack of Marketability (“DLOM”) for the options using a put-option model.

2019

Expected volatility	51.00%

Expected term (in years)	6.25

Risk-free rate	1.44%

Forfeiture rate	70.0%

A summary of option activity under the Plan as of December 29, 2019 and December 30, 2018, and changes during the years then ended is presented below:

Options	Shares	Weighted Average Exercise Price

Outstanding at December 31, 2017	2	$30.60

Exercisable at December 30, 2018	-	-

Granted	118	29.46

Exercised	-	-

Forfeited or expired	(36)	30.63

Outstanding at December 30, 2018	84	28.99

Exercisable at December 29, 2019	-	-

Granted	8	37.10

Exercised	-	-

Forfeited or expired	(63)	28.83

Outstanding at December 29, 2019	29	$31.66

29

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 14 – STOCK-BASED COMPENSATION - Continued

As of December 29, 2019, and December 30, 2018, there was $45 and $345, respectively, of total unrecognized compensation cost related to non-vested stock-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 5 years. Stock compensation expense is included in general and administrative expenses.

At or prior to the closing of the equity sale (See note 17) all issued options and the Option Plan will be terminated.

NOTE 15 - RELATED PARTY TRANSACTIONS

JRG has four subordinated secured promissory note agreements payable to related parties (See Note 9).

The Company has a Consulting Services Agreement (the “Consulting Agreement”) with Sun Capital Partners Management V, LLC, a Delaware limited liability company (the “Consultant”), an investment fund affiliated with the Parent. This agreement was modified effective April 1, 2019 increasing the required minimum fees going forward from $350 or 4% of EBITDA to the following. The Consultant is paid annual fees (the “Consulting Fee”) equal to the greater of (i) $600 (the “Yearly Minimum Fee”) or (ii) the lesser of (x) 6.0% (such percentage, the “Applicable Percentage”) of EBITDA as defined in the amendment for the applicable fiscal year and (y) $750 in any fiscal year (the “Annual Cap”). The Company pays the Consulting Fee in quarterly installments in advance equal to the greater of (i) twenty five percent (25%) of the Yearly Minimum Fee or (ii) the Applicable Percentage of EBITDA for the immediately preceding fiscal quarter. The 2019 amendment is still covered by the April 27, 2017 modification reducing the Yearly Minimum Fee by 20% to $480, the Applicable Percentage to 4.8% and the Annual Cap to $600. Additionally, the Consultant is reimbursed for the cost of all reasonable out-of-pocket fees and expenses incurred by the Consultant and its affiliates in the performance of services covered by the Consulting Agreement and all matters related thereto. The Company reimburses such expenses on a quarterly basis in arrears. Consulting Fees of $430 and $280 and expense reimbursements of $67 and $35 were recorded as general and administrative expenses for the years ended December 29, 2019 and December 30, 2018, respectively.

JRG entered into a shared services agreement on July 27, 2016 with FIC Restaurants, Inc (FIC). FIC has the same parent company Sundae Group Holdings I, LLC. This agreement is designed to allow both Companies to utilize common management and support functions to make both groups more cost effective. The agreement provides guidelines on how to allocate the costs of these services between each entity. Net expenses of $2,336 and $3,640 were allocated to JRG for the years ended December 29, 2019 and December 30, 2018, respectively. With JRG closing their corporate offices in 2018, the JRG employees are now working from the FIC corporate offices and JRG is being allocated rent and overhead costs.

NOTE 16 - COMMITMENTS AND CONTINGENCIES

JRG is party to various legal proceedings arising in the ordinary course of business which management believes, after consultation with legal counsel, will not have a material adverse effect on JRG’s consolidated financial position or future operating results.

30

The Johnny Rockets Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements - Continued

For the years ended December 29, 2019 and December 30, 2018

(In thousands)

NOTE 17 - SUBSEQUENT EVENTS

In March 2020 the effects of the COVID-19 Pandemic and related government-imposed restrictions related to restaurant dining along with the general impact on the economy and customers has had a significant impact on the revenue and cash flows of the business. (See Note 1 Liquidity). As a result of the COVID-19 impact JRG assessed the impairment impact it had on all of it’s intangible assets as of March 29, 2020. This will result in the Trade Name intangible being written down $17,014 in 2020 and the International Franchise Agreements intangible’s net book value of $1,287 being fully written off in 2020. Goodwill was not impaired.

On April 1, 2020 the Consulting Services Agreement with Sun Capital Partners Management V, LLC, (See Note 15), was amended eliminating the annual fee paid to the Consultant effective on that date.

On August 12, 2020 Sundae Group Holdings, I, LLC signed a stock purchase agreement with FAT Brands Inc., a Delaware corporation to sell 100% of the issued and outstanding Equity Interests of Johnny Rockets Holding Co., the parent of JRG for $24.6 million. The target closing date for the transaction is September 15, 2020. The purchase price will be paid in cash net of any adjustments to a targeted working capital amount, closing cash and transaction expenses. Prior to the closing all related party debt will be either cancelled or contributed to equity and the Stock Option Plan and all issued options will be terminated.

JRG has evaluated subsequent events through the date of issuance, September 10, 2020, and identified no additional events requiring adjustment to or disclosure in these consolidated financial statements.

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